EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2019 of Teck Resources Limited of our report dated February 26, 2020, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in the Exhibit incorporated by reference in this Annual Report.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-205514, 333-170840, and 333-140184) of Teck Resources Limited of our report dated February 26, 2020 referred to above. We also consent to reference to us under the heading “Interests of Experts,” which appears in the Annual Information Form included in the Exhibit incorporated by reference in this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statements.

/s/ PricewaterhouseCoopers  LLP

Chartered Professional Accountants
Vancouver, Canada
February 26, 2020